Exhibit 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into by and between GigCapital5, Inc. (“GigCapital5”), on the one hand, and QT Imaging, Inc. (“QTI”) and the John C. Klock, Jr. and Cynthia L. Klock Trust Dated 7/27/07 (the “Klock Trust”, and together with QTI, the “Defendants”), on the other (each referred to herein as a “Party” and collectively as the “Parties”). This Agreement shall be effective upon the signature of all signatories to this Agreement (the “Effective Date”). All capitalized terms not defined herein shall be as defined in that certain Business Combination Agreement dated as of December 8, 2022 by and among GigCapital5, its wholly-owned subsidiary, QTI Merger Sub, Inc. (“Merger Sub”) and QTI, as amended (the “Business Combination Agreement”).

In consideration of the terms, conditions, promises, and covenants set forth herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all Parties, the Parties hereby agree to the following terms:

TERMS

1. Entry Into Second Amendment to Business Combination Agreement. GigCapital5, Merger Sub and QTI, will enter into the Second Amendment to Business Combination Agreement attached hereto as Exhibit A.

2. Adoption of Bylaws. The Parties agree that the Bylaws of QT Imaging Holdings, Inc. that will be adopted by GigCapital5 to be in effect at the Closing shall be those Bylaws attached hereto as Exhibit B.

3. Consideration for Non-Redemption Agreements. In connection with the special meeting of stockholders of GigCapital5 scheduled for September 28, 2023 (the “Special Meeting”), the Parties will work together to secure that at least $20,000,000 remains in the Trust Fund held in the Trust Account subsequent to the submission to the Trustee of shares of common stock of GigCapital5 (the “Shares”) for redemption in connection with the Special Meeting, with such Shares that reflect amounts remaining in the Trust Fund being held by non-affiliates of GigCapital5. In furtherance of the foregoing, QTI will enter into Non-Redemption Agreements in form and substance satisfactory to GigCapital5 with holders of the Shares that will provide that such holders will not submit the Shares that they hold to the Trustee for redemption in connection with the Special Meeting, and to the extent that payments for such non-redemption are necessary, only such payments as are necessary will be made by QTI to such holders using shares of common stock of QTI (the “QTI Shares”), with such QTI Shares to be converted into Shares at the Closing in accordance with the terms of the Business Combination Agreement.

4. Voluntary Dismissal. GigCapital5 will file with the Court of Chancery of the State of Delaware, the Notice of Voluntary Dismissal Without Prejudice attached hereto as Exhibit C, to voluntarily dismiss without prejudice the lawsuit captioned GigCapital5, Inc. v. QT Imaging, Inc. and John C. Klock, Jr. and Cynthia L. Klock Trust Dated 7/27/07, C.A. No. 2023-0911-LWW (the “Lawsuit”).

5. No Admission of Liability. The Parties understand that this Agreement memorializes a compromise of disputed facts and claims and that settlement of those is not to be construed as admissions of liability by the Defendants or the accuracy of any fact or allegation asserted against them in the Lawsuit.

6. Costs, Expenses, and Attorneys’ Fees. The Parties shall each bear all of their own respective costs, expenses, and fees, including attorneys’ fees, incurred in connection with the Lawsuit through the execution of this Agreement. If a proceeding is commenced to resolve any dispute that arises between the Parties with respect to the matters covered by this Agreement, the prevailing party in that proceeding is entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs and expenses, in addition to any other relief to which that prevailing party may be entitled.

7. Authority to Execute. The Parties each warrant that the person executing this Agreement on behalf of that Party has the authority to do so.

8. Independent Judgment and Advice of Counsel. The Parties hereby represent and warrant that in executing this Agreement they do so knowingly and voluntarily, and with full knowledge of any and all rights which they may have. The Parties further represent and warrant that they have had the benefit and advice of their own counsel in connection with this Agreement.

9. Complete Agreement. This Agreement, together with the terms incorporated from the Business Combination Agreement, and the Second Amendment to Business Combination Agreement being entered into pursuant to the terms of this Agreement, represents the complete agreement among the Parties with respect to the subject matter hereof. The Parties each acknowledge and agree that in executing this Agreement, they have not made or relied upon any promises, statements, or representations, whether written or oral, express or implied, regarding the subject matter of this Agreement other than those set forth herein. Nevertheless, the Parties agree that this Agreement supersedes, nullifies, cancels and discharges all prior and contemporaneous negotiations, discussions, understandings, documents, preliminary agreements, and agreements, whether written or oral, concerning the Second Amendment to Business Combination Agreement. The Parties have included this clause to preclude the introduction of any extrinsic or parol evidence to vary, interpret, supplement, or contradict the terms of this Agreement.

10. Modification in Writing. No addition, modification, amendment, or waiver of any part of this Agreement shall be binding or enforceable unless executed in writing by all Parties.

11. Severability. Should any part of this Agreement be declared invalid, void, or unenforceable, it shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time, and as adjusted, shall be deemed a provision of this Agreement as if originally included herein. In the event that an invalidated provision is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as if it had never been included. In either case, all remaining provisions shall remain in full force and effect and shall in no way be invalidated or affected.

12. Mutually Drafted. The Parties represent, warrant, and agree that all Parties have had a full and complete opportunity to provide input on the drafting of this Agreement, which constitutes a mutual effort among the Parties and their counsel. Accordingly, the Parties agree that no Party shall be deemed the drafting party, and any rules of law or legal decisions that would require any ambiguities in this Agreement to be construed against the drafting party are not applicable and are hereby waived by the Parties.

13. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties’ respective representatives, executors, administrators, successors, and assigns.

14. Headings. Any headings, titles, or section numbers appearing in this Agreement are inserted only as a matter of convenience and in no way limit, define, construe, or describe the scope or intent of any provision hereof.

15. Execution in Counterparts. The Parties agree that this Agreement may be executed in counterparts. Furthermore, signatures delivered via PDF shall have the same force and effect as the originals thereof.

16. Applicable Law; Venue. This Agreement, and the obligations and performances of the Parties hereunder, shall be governed by and construed in accordance with the Laws of the State of Delaware and without reference to the choice or conflict of law principles (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of a different jurisdiction. The Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any dispute arising out of or relating to this Agreement. The parties to this Agreement consent to the personal jurisdiction of the state and federal courts of the State of Delaware.

[Signatures on following page.]

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have each caused this Agreement to be duly executed.

GIGCAPITAL5, INC.

By
	Name:	Dr. Raluca Dinu
	Title:	Chief Executive Officer

QT IMAGING, INC.

By
	Name:	Dr. John Klock
	Title:	Chief Executive Officer

JOHN C. KLOCK, JR. AND CYNTHIA L. KLOCK TRUST DATED 7/27/07

By
	Name:	Dr. John Klock
Dated: September 21, 2023	Title:	Trustee

EXHIBIT A

SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT

SECOND AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This Second Amendment to Business Combination Agreement (the “Amendment”) is effective as of September 21, 2023, by and among QT Imaging, Inc., a Delaware corporation (“QT Imaging”), GigCapital5, Inc., a Delaware corporation (“GigCapital5”) and QTI Merger Sub, Inc., a Delaware corporation (“Merger Sub,” and together with QT Imaging and GigCapital5, the “Parties,” and individually, a “Party”). Certain capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the BCA (as defined below).

RECITALS

WHEREAS, QT Imaging, GigCapital5 and Merger Sub are parties to that certain Business Combination Agreement dated as of December 8, 2022, as amended by that First Amendment to Business Combination Agreement dated May 5, 2023 (the “BCA”), pursuant to which QT Imaging intends to merge with Merger Sub, with QT Imaging surviving the merger as a wholly owned subsidiary of GigCapital5;

WHEREAS, Section 9.04 of the BCA provides that the Parties may amend the BCA at any time prior to the Effective Time by an instrument in writing signed by each of the Parties; and

WHEREAS, QT Imaging, GigCapital5 and Merger Sub desire to amend the BCA as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Recitals. The above recitals are hereby incorporated by reference into this Amendment as if set forth in full in the body hereof and each Party represents and warrants that, as to it, said recitals are true and accurate.

2. Amendment.

(a) The Parties hereby amend and restate certain of the definitions set forth in Section 1.01 of the BCA;

(b) the Parties hereby delete the definition of “Available Cash” in Section 1.01 of the BCA in its entirety;

(c) the parties hereby amend and restate Sections 1.02, 2.05, 5.16, 7.18, 7.20 and 10.01 of the BCA in their entirety;

(d) the parties hereby amend and restate the preamble of Section 3.04 of the BCA;

(e) the parties hereby amend and restate Section 3.07(c) of the BCA;

(f) the parties hereby amend and restate Sections 8.02(l) and (m) of the BCA;

(g) the parties hereby delete Sections 8.03(e), (g) and (h) of the BCA in their entirety, and renumber the remaining subsections of Section 8.03 to be from Section 8.03(a)-(i).

(h) the parties hereby amend and restate Section 9.01(b) of the BCA;

(i) the parties hereby amend and restated Schedules 2.05 and 3.04(g) to the BCA in their entirety; and

(j) the parties hereby add Schedule 3.04 to the BCA,

with each amendment and addition (but not the deletions set forth in clauses (b) and (g) above) in the form attached hereto as Exhibit A.

3. Interpretation. The terms of Section 1.03 of the BCA are hereby incorporated into this Amendment by reference.

4. BCA Provisions. Except as specifically amended hereunder, all of the terms and conditions of the BCA remain in full force and effect and this Amendment shall be governed by, and construed and enforced in accordance with, such terms and conditions. In the event of a conflict between the provisions of this Amendment and the provisions set forth in the BCA, this Amendment shall control.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

6. Applicable Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware and without reference to the choice or conflict of law principles (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of a different jurisdiction.

7. Successors and Assigns. No Party to this Amendment may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Amendment without the express prior written consent of each other Party to this Amendment. This Amendment shall be binding upon and inure to the benefit of the Parties to this Amendment and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 7 shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, GigCapital5, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GIGCAPITAL5, INC.

By
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer

QTI MERGER SUB, INC.

By
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer

QT IMAGING, INC.

By
Name:	Dr. John Klock
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Business Combination Agreement]

EXHIBIT A

SECTION 1.01 Certain Definitions. For purposes of this Agreement:

“Aggregate Closing Merger Consideration Value” means: (a) the sum of (i) $151,000,000, plus (ii) the Aggregate Exercise Price, plus (iii) the Company Closing Cash; plus (iv) the Paid Company Transaction Expenses; minus (b) the Company Closing Debt.

“Aggregate Excess Company Transaction Expenses Shares” means a number of shares of GigCapital5 Common Stock equal to the quotient of (a) the amount of Company Transaction Expenses in excess of the Company Transaction Expenses Cap, if any, divided by (b) $10.00, and rounded up to the nearest whole share; and shall include all shares to be issued to Exit Strategy Partners, LLC as payment of the Company Transaction Expenses for such entities.

“Company Closing Debt” means all Company Debt outstanding as of immediately prior to the Effective Time, and which shall not include the Converting Notes (so long as such Convertible Promissory Note is converted as contemplated by this Agreement) or the Company New Note.

“Company New Note” means the Fifth Amended and Restated Promissory Note, dated as of September 15, 2023, issued by an affiliate of Dr. John Klock to the Company with an aggregate principal amount of $650,000.

“Yorkville Notes” means the Convertible Promissory Notes to be issued in the principal amounts of $5,500,000 and $4,500,000, respectively, pursuant to the Yorkville SEPA, if GigCapital5 is successful in entering into the Yorkville SEPA.

“Yorkville SEPA” means a Standby Equity Purchase Agreement that GigCapital5 may enter into with YA II PN, LTD., a Cayman Islands exempt limited partnership.

SECTION 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2024 Earnout Shares	§ 3.07(c)(i)
2025 Earnout Shares	§ 3.07(c)(ii)
2026 Earnout Shares	§ 3.07(c)(iii)
2025 Q3 Form 10-Q	§ 3.07(c)(ii)
2026 Q3 Form 10-Q	§ 3.07(c)(ii)
Action	§ 4.09
Agreement	Preamble
Alternative Transaction	§ 7.05(a)
Antitrust Laws	§ 7.13(a)
Assumed Warrant	§ 3.01(c)
Awards	§ 7.06
Blue Sky Laws	§ 4.05(b)
Business Combination Proposal	§ 7.05(b)
Certificate of Merger	§ 2.02(a)

Defined Term	Location of Definition
Certificates	§ 3.02(b)
Claims	§ 6.03
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Company	Preamble
Company Board	Recitals
Company Directors	§ 2.05(c)
Company Disclosure Schedule	Article IV
Company D&O Tail Insurance	§ 7.07(b)
Company Permits	§ 4.06
Company Preferred Stock	§ 4.03(a)
Company Share Awards	§ 4.03(a)
Company Stockholder Approval	§ 4.19
Company Subsidiary	§ 4.01(a)
Company Transaction Expenses	§ 3.04(a)
Confidentiality Agreement	§ 7.04(b)
Contingent Worker	§ 4.12(h)
Contribution	§ 4.14(e)
DGCL	Recitals
Effect	§ 1.01
Effective Time	§ 2.02(a)
Environmental Permit	§ 4.15
Equity Plan	§ 7.06
ERISA	§ 4.11(a)
ERISA Affiliate	§ 4.11(c)
Estimated Closing Statement	§ 3.06(a)
Exchange Act	§ 4.22
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Exchanges	§ 2.05(b)
Financial Statements	§ 4.07(b)
GAAP	§ 4.07(a)
GigCapital5	Preamble
GigCapital5 Board	Recitals
GigCapital5 Closing Statement	§ 3.06(b)
GigCapital5 Preferred Stock	§ 5.03(a)
GigCapital5 Proposals	§ 7.01(a)
GigCapital5 SEC Reports	§ 5.07(a)
GigCapital5 Stockholders’ Meeting	§ 7.01(a)
GigCapital5 Transaction Expenses	§ 3.04(b)
Governmental Authority	§ 4.05(b)
Health Plan	§ 4.11(k)
HITECH	§ 4.14(i)
Improvements	§ 1.01

Defined Term	Location of Definition
Initial PCAOB Financial Statements	§ 7.14
Initial Post-Closing QTI Holdings Directors	§ 2.05(c)
Intended Tax Treatment	Recitals
Land	§ 1.01
Law(s)	§ 4.05(a)
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)
Letter of Transmittal	§ 3.02(b)
Lock-Up Agreement	Recitals
Material Contracts	§ 4.16(a)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	§ 5.03(b)
Nasdaq	§ 2.05(b)
NYSE	§ 2.05(b)
OFAC	§ 4.17(b)
Outside Date	§ 9.01(b)
Paid Company Transaction Expenses	§ 3.04(a)
Paid GigCapital5 Transaction Expenses	§ 3.04(b)
PCAOB Financial Statements	§ 7.14
Per Share Merger Consideration	§ 3.01(a)(i)
Plans	§ 4.10(a)
PPACA	§ 4.10(k)
Pre-Signing In-the-Money Company Warrants	§ 4.03(e)
Prior Financial Statements	§ 4.07(a)
Privacy Requirements	§ 4.14(i)
Property	§ 4.14(k)
Pro Rata Share	§ 3.07(e)
Proxy Statement	§ 7.01(a)
Referral Recipient	§ 4.24(e)
QTI Holdings	Recitals
QTI Holdings Board	§ 2.05(a)
QTI Independent Directors	§ 2.05(b)
Referral Source	§ 4.24(e)
Registration Rights Agreement	Recitals
Registration Statement	§ 7.01(a)
Release Notice	§ 3.07(b)
Remedies Exceptions	§ 4.04
Representatives	§ 7.04(a)
SEC	§ 5.07(a)
Securities Act	§ 5.07(a)
Security Incident	§ 4.14(m)

Defined Term	Location of Definition
Sponsor	Recitals
Sponsor Directors	§ 2.05(b)
Sponsor Support Agreement	Recitals
Standards Organizations	§ 4.14(s)
Stockholder Support Agreement	Recitals
Surviving Corporation	§ 2.01
Tail Policies	§ 7.07(e)
Terminating Company Breach	§ 9.01(f)
Terminating GigCapital5 Breach	§ 9.01(g)
Top Customer	4.14(z)
Top Supplier	4.14(z)
Transfer Agent Cancellation	§ 3.02(b)
Trust Account	§ 5.17
Trust Agreement	§ 5.17
Trust Fund	§ 5.17
Trustee	§ 5.17
Unpaid Company Transaction Expenses	§ 3.04(a)
Unpaid GigCapital5 Transaction Expenses	§ 3.04(b)
WARN Act	§ 4.12(c)
Written Consent	§ 7.03

SECTION 2.05 Directors and Officers.

(a) Each of the parties hereto shall take all such action within its power as may be necessary or appropriate, including by causing certain directors of GigCapital5 to resign, such that, effective as of the Closing, (i) the “QTI Holdings Board” shall consist of six (6) directors (but the authorized number of members of the QTI Holdings Board shall be seven (7) directors, with such seventh (7th) member of the QTI Holdings Board to be chosen in the manner as provided for in Section 2.05(d), and if filled by the GigCapital5 Board prior to the Closing, shall take office immediately upon the Closing); (ii) the initial members of the QTI Holdings Board are the individuals determined in accordance with among other areas, the four key areas outlined in the signed letter of intent, Section 2.05(b), Section 2.05(c), and Section 2.05(e), as applicable; and (iii) the initial members of the compensation committee, audit committee and nominating and corporate governance committee of the QTI Holdings Board are the individuals determined in accordance with Section 2.05(d). In addition, the initial directors and officers of the Surviving Corporation shall be mutually agreed by GigCapital5 and the Company to be effective immediately after the Closing.

(b) Three (3) named individuals as set forth under the heading “Initial Post-Closing QTI Holdings Directors” and the subheading “Sponsor Directors” on Schedule 2.05 shall serve as Class I, Class II or Class III Directors (as each such term is defined in the QTI Holdings Organizational Documents following the Effective Time), as specified on Schedule 2.05, on the QTI Holdings Board effective as of the Closing (the “Sponsor Directors”). Each of such Sponsor Directors are qualified to serve as “independent directors” under the listing rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), the New York Stock Exchange (the “NYSE”) or NYSE American (the “NYSE American,” and together with Nasdaq and NYSE, the

“Exchanges”), applicable to service on committees of the QTI Holdings Board (“QTI Holdings Independent Directors”). GigCapital5 may, with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), replace any such individual on the QTI Holdings Board with any other individual prior to the filing of the Registration Statement and Proxy Statement with the SEC by amending such list to include such replacement individual, provided, that such replacement individuals meet all the requirements of this Agreement, including being qualified to serve as QTI Independent Directors under the listing rules and regulations of the Exchanges.

(c) Three (3) named individuals as set forth under the heading “Initial Post-Closing QTI Holdings Directors” and the subheading “Company Directors” on Schedule 2.05 shall serve as Class I, Class II or Class III Directors, as specified on Schedule 2.05, on the QTI Holdings Board effective as of the Closing (the “Company Directors” and, collectively with the Sponsor Directors, the “Initial Post-Closing QTI Holdings Directors”). At least one (1) of the Company Directors shall be qualified to serve as a QTI Holdings Independent Director under the listing rules and regulations of the Exchanges. The Company may, with the prior written consent of GigCapital5 (such consent not to be unreasonably withheld, conditioned or delayed), replace any such individual with any other individual prior to the filing of the Registration Statement and Proxy Statement with the SEC by amending such list to include such replacement individual, provided, that such replacement individuals meet all the requirements of this Agreement and at least one (1) of the individuals designated to the QTI Holdings Board pursuant to this Section 2.05(c) must be qualified to serve as a QTI Holdings Independent Director under the listing rules and regulations of the Exchanges. If for any individual who has been nominated to serve as a QTI Holdings Independent Director, such individual is not so qualified, then GigCapital5 shall omit from its proxy materials any such nominee, and any such nomination shall be disregarded and no vote on any such nominee will occur, notwithstanding that proxies in respect of such vote may have been received by GigCapital5.

(d) The one (1) authorized seat of the QTI Holdings Board that shall be vacant at the Closing shall be filled following the Closing by the QTI Holdings Board (unless filled by the GigCapital5 Board prior to the Closing) with one (1) individual selected by the individual with “Chairman of the QTI Holdings Board” set forth opposite his name on Schedule 2.05, who will inform the Chief Executive Officer of the Company of the selection, and who is qualified to serve as a QTI Holdings Independent Director, is a key opinion leader who can support QTI Holdings’ business, technology and financing initiatives, and who has experience appropriate for service on the board of directors of a public company.

(e) The individual with “Chairman of the QTI Holdings Board” set forth opposite his name on Schedule 2.05 shall serve as the Chairman of the QTI Holdings Board effective as of the Closing. Each of the individuals with “Compensation Committee,” “Audit Committee,” and/or “Nominating and Corporate Governance Committee” set forth opposite his or her name on Schedule 2.05 shall serve as a member of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee of the QTI Holdings Board, respectively, effective as of the Closing. Notwithstanding the foregoing, each of such individuals must be QTI Holdings Independent Directors and must meet the rules and regulations of the Exchanges regarding committee membership, and if the requirement set forth in this sentence is not met, GigCapital5 shall omit from its proxy materials any such nominee for service on such committee of the QTI Holdings Board.

SECTION 3.04 Payment of Expenses. For the avoidance of doubt, provided that the Yorkville SEPA is entered into, all payments of Unpaid Company Transaction Expenses and Unpaid GigCapital5 Transaction Expenses shall be made in accordance with a payment schedule that the parties are continuing to refine, but that is currently as outlined in Schedule 3.04 hereto.

SECTION 3.07 Earnout.

(c) The Merger Consideration Earnout Shares shall be released and delivered as follows:

(i) promptly following the date on which QTI Holdings files its quarterly report on Form 10 Q with respect to its fiscal quarter ended September 30, 2024 with the SEC, an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2024 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, on or prior to such filing date, the Company has obtained a formal FDA clearance for breast cancer screening with respect to its breast scanning systems, which remains in full force and effect as of such filing date; provided, that the 2024 Earnout Shares shall increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if, in addition, during the fifteen months ended September 30, 2024, the Company either (A) makes at least eight bona fide placements of its breast scanning systems globally or (B) has revenue of at least $4,400,000 as set forth in the financial statements included in the periodic reports filed by QTI Holdings with the SEC with respect to such fifteen month period;

(ii) promptly following the date on which QTI Holdings files its quarterly report on Form 10 Q with respect to its fiscal quarter ended September 30, 2025 (the “2025 Q3 Form 10-Q”) with the SEC, an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2025 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, during the twelve months ended September 30, 2025, (A) the Company achieves annual revenue of at least $17,100,000 as set forth in the financial statements included in the periodic reports filed by QTI Holdings with the SEC with respect to such twelve month period, and (B) the Company makes at least four placements of its breast scanning systems in the United States; provided, that the 2025 Earnout Shares shall increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if at least one of the following milestones is achieved: (x) on or prior to such filing date, the Company has obtained a formal FDA clearance for a new indication for use of its breast scanning systems (other than any indication obtained prior to the beginning of the twelve months ended September 30, 2025), which remains in full force and effect as of such filing date; or (y) the Company achieves clinical-quality patient images with the Company’s open angle scanner no later than the filing date of the 2025 Q3 Form 10-Q;

(iii) promptly following the date on which QTI Holdings files its quarterly report on Form 10-Q with respect to its fiscal quarter ended September 30, 2026 (the “2026 Q3 Form 10-Q”), an aggregate of 2,500,000 Merger Consideration Earnout Shares (the “2026 Earnout Shares”) will be released from the Exchange Fund and distributed to the Company Equity Securityholders in accordance with their respective Pro Rata Shares if, and only if, during the twelve months ended September 30, 2026, (A) the Company has revenue of at least $30,000,000 as set forth in the financial statements included in the periodic reports filed by QTI Holdings with the SEC with respect to such twelve month period, or (B) the VWAP of shares of QTI Holdings Common Stock equals or exceeds $15 per share for twenty (20) of any thirty (30) consecutive trading days on the Exchanges; provided, that the 2026 Earnout Shares shall increase by 500,000 (to an aggregate of 3,000,000) Merger Consideration Earnout Shares if at least one of the following milestones is achieved on or prior to such filing date: (x) the Company has obtained a formal FDA clearance of its open angle scanner, which remains in full force and effect as of such filing date; or (y) the Company receives net positive results in bona fide clinical trials, conducted in accordance with generally accepted industry standards, for its open angle scanner, as reported no later than the filing date of the 2026 Q3 Form 10-Q; and

(iv) if the conditions set forth in Section 3.07(c)(i), Section 3.07(c)(ii) or Section 3.07(c)(iii) for any Merger Consideration Earnout Shares to be released from the Exchange Fund and distributed to the Company Equity Securityholders have not been, and become incapable of being, satisfied, then promptly thereafter such Merger Consideration Earnout Shares shall be automatically released to QTI Holdings for cancellation and the Company Equity Securityholders shall not have any right to receive such Merger Consideration Earnout Shares or any benefit therefrom.

SECTION 5.16 Brokers. Except for William Blair & Company L.L.C. and Northlands Securities, no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of GigCapital5 or Merger Sub, except that with the prior written consent of the Company, not to be unreasonably conditioned, withheld or delayed, GigCapital5 may engage with other brokers, finders or investment bankers.

SECTION 7.18 Company Convertible Notes and Other Company Closing Debt.

(a) Converting Notes. Prior to the Closing, the Company shall use reasonable best efforts to comply with all notice and other provisions of the Company Convertible Notes. Furthermore, prior to the Closing, the Company shall take such actions as are necessary or advisable, including obtaining any elections, amendments, consents and waivers from the holders of Converting Notes, in order to cause (a) the Converting Notes to be converted into Company Common Stock and (b) for all liens and security interests granted in favor of the holders of such Converting Notes to be terminated, each immediately prior to the Effective Time.

(b) Surviving Notes. The Company shall take such actions as are necessary or advisable, including obtaining any elections, amendments, consents and waivers from the holders of Surviving Notes, in order to cause the Surviving Notes to be amended, effective immediately prior to the Closing, to provide that they will be assumed as notes of QTI Holdings upon the Closing that (i) are repayable in cash at the maturity date stated in such Surviving Notes for the principal amounts stated in such Surviving Notes plus accruing interest at the interest rate stated in such Surviving Notes, (ii) are not convertible into shares or other securities of any entity, (iii) except for the Yorkville Notes, to which the Surviving Notes shall be junior in right, are senior in right to any new post-Closing debt of QTI Holdings (but for the sake of clarity are junior in right to the existing outstanding debts of QTI Holdings (which for the sake of clarity is one and the same as GigCapital5) stated in the GigCapital5 SEC Reports or incurred to enable GigCapital5 to extend GigCapital5’s existing public company directors’ and officers’ liability insurance to provide coverage after September 23, 2023) and (iv) are not subject to a lien or security interest.

(c) Company New Note. The Company shall take such actions as are necessary or advisable, including obtaining any elections, amendments, consents and waivers from the holders of the Company New Note, in order to cause the Company New Note to be amended, effective immediately prior to the Closing, to provide that it will be assumed as a note of QTI Holdings upon the Closing that (i) will be repayable in cash in accordance with the payment schedule set forth in Schedule 3.04, (ii) shall be junior in right to the Yorkville Notes and pari passu in right to the existing outstanding debts of QTI Holdings (which for the sake of clarity is one and the same as GigCapital5) stated in the GigCapital5 SEC Reports but junior in right to the existing outstanding debts of QTI Holdings incurred to enable GigCapital5 to extend GigCapital5’s existing public company directors’ and officers’ liability insurance to provide coverage after September 23, 2023.

SECTION 7.20 Yorkville SEPA. From and after September 21, 2023 through the Closing, GigCapital5 shall use its reasonable best efforts to negotiate and enter into, and the Company shall use its reasonable best efforts to cooperate with and assist GigCapital5 in negotiating and entering into, the Yorkville SEPA, and following such entry (which the parties acknowledge may not occur), and only upon such entry, GigCapital5 shall use its reasonable best efforts to satisfy, and the Company shall use its reasonable best efforts to cooperate with and assist GigCapital5 in satisfying the conditions precedent to the funding of the first Pre-Paid Advance (as defined in the Yorkville SEPA) set forth in Annex II to the Yorkville SEPA. The Company hereby acknowledges and agrees that it (a) has reviewed the draft version as of the date of this Agreement of the Yorkville SEPA, and the Yorkville Notes to be issued pursuant to the Yorkville SEPA, and consented to and approved GigCapital5 entering into the Yorkville SEPA and the Yorkville Notes in connection with the transactions contemplated by this Agreement, and (b) shall take such actions as GigCapital5 may reasonably request to consummate and effect the transactions contemplated by the Yorkville SEPA and the Yorkville Notes.

SECTION 8.02 Conditions to the Obligations of GigCapital5 and Merger Sub. The obligations of GigCapital5 and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or written waiver by GigCapital5 (where permissible) at or prior to the Closing of the following additional conditions:

(l) Company Convertible Notes and Company New Note. The Converting Notes shall have been converted into Company Common Shares immediately prior to the Effective Time, the Surviving Notes and the Company New Note shall have been amended consistent with the provisions of Section 7.18 and otherwise in form and substance reasonably satisfactory to GigCapital5.

(m) Company Closing Debt. The Company Closing Debt shall be no more than $4,800,000.

SECTION 9.01 Termination.

(b) by written notice by either GigCapital5 or the Company if the Effective Time shall not have occurred prior to December 31, 2023 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or

SECTION 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to GigCapital5 or Merger Sub at or prior to the Closing, to:

GigCapital5, Inc.

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

Attention: Dr. Raluca Dinu, President and Chief Executive Officer

    Dr. Avi S. Katz, Executive Chairman of the Board

Email: raluca@gigcapitalglobal.com

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

If to the Company at or prior to the Closing, to:

QT Imaging, Inc.

3 Hamilton Landing

Suite 160

Novato, CA 94949

Attention: Dr. John C. Klock, Chief Executive Officer

Email: john.klock@qtimaging.com

with a copy (which will not constitute notice) to:

Brown Rudnick LLP

601 13th Street N.W.

Washington, DC 20005

Attention: Andrew J. Sherman

Telephone No.: 202 536 1715

E-mail: asherman@brownrudnick.com

if to QTI Holdings or the Surviving Corporation post-Closing, to

QTI Imaging Holdings, Inc.

3 Hamilton Landing

Suite 160

Novato, CA 94949

Attention: Dr. John C. Klock, Chief Executive Officer

Email: john.klock@qtimaging.com

with a copy (which will not constitute notice) to:

Brown Rudnick LLP

601 13th Steet N.W.

Washington, DC 20005

Attention: Andrew J. Sherman

Telephone No.: 202 536 1715

E-mail: asherman@brownrudnick.com

and

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

SCHEDULE 2.05

Initial Post-Closing QTI Holdings Directors

Sponsor Directors:

1. Dr. Avi S. Katz – Independent Director, Class II, Chairman of the QTI Holdings Board, Nominating and Corporate Governance Committee (Chair), Compensation Committee

2. Dr. Raluca Dinu – Independent Director, Class III, Compensation Committee (Chair), Audit Committee

3. Dotty Hayes – Independent Director, Class I, Audit Committee (Chair), Nominating and Corporate Governance Committee

Company Directors:

1. Dr. John Klock – Non-independent Director, Class III

2. Dan Dickson – Independent Director, Class I, Compensation Committee

3. Gerald McMorrow – Independent Director, Class II, Audit Committee

EXHIBIT B

BYLAWS OF QT IMAGING HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

OF

QT IMAGING HOLDINGS, INC.

(THE “CORPORATION”)

Effective as of [•], 2023

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated by the Board in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). Any special meeting previously called may be cancelled upon the affirmative vote of a majority of the Whole Board (as defined below). The “Whole Board” consists of the total number of authorized directors, whether or not there are any vacancies in previously authorized directorships or unfilled newly created directorships.

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation (and may not be given by any other person) not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, which shall be determined by the Chairman of the Board or the Board in its sole discretion pursuant to a resolution adopted by a majority of the Whole Board, and the business transacted at such meeting shall be limited to the matters so stated by the Board in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and subject to Section 2.2, any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing one-third of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing one-third of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if one-third of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, designate one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary, even if such matter is already the subject of any notice to the stockholders or public announcement from the Board, and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, and a representation that such stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five (5) business days after the record date for such meeting, (D) a description of all agreements, arrangements or understandings between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) acting in concert with any of the foregoing in connection with the proposal of such business by such stockholder, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting, (E) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, the stockholder or the beneficial owner, if any, on whose behalf the business proposal is being made and any other person or persons (including their names), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any other person or persons (including their names) with respect to shares of stock of the Corporation, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting, (F) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal of such business is made and any other person or persons (including their names) acting in concert with any of the foregoing, (G) the names and addresses of other stockholders (including beneficial and record owners) known by such stockholder to support the proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders and (H) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting as determined by the Chairman of the Board or the majority of the Whole Board in its sole discretion as provided for in Section 2.3. In addition to the foregoing, nominations of persons for election to the Board may be made at a special meeting of stockholders at which the Chairman of the Board of two-thirds of the Whole Board, in its sole discretion as provided for in Section 2.3 has provided that directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a chairman as shall be appointed by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the Nasdaq Stock Exchange present at the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting as determined by the Chairman of the Board or two-thirds of the Whole Board, in its sole discretion as provided for in Section 2.3, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the proposed nominee, (B) the principal occupation or employment of the proposed nominee, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the proposed nominee, (D) a written questionnaire with respect to the background and qualification of such proposed nominee, completed and executed by such proposed nominee, in the form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request, and a written statement and agreement executed by each such proposed nominee acknowledging that such person: (x) consents to being named in the proxy statement as a nominee and to serving as a director if elected, (y) intends to serve as a director for the full term for which such person is standing for election and (z) makes the following representations: (1) that the proposed nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, any other of the Corporation’s policies or guidelines applicable to directors, including with regard to (A) reporting related party transactions for approval pursuant to the Board’s Audit Committee Charter and (B) securities trading, and (2) that the proposed nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director and (E) any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and a representation that such stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five (5) business days after the record date for such meeting, (C) a description of all agreements, arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names) acting in concert with any of the foregoing, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any other person or persons (including their names), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any other person or persons (including their names) with respect to shares of stock of the Corporation, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting, (E) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, (F) the names and addresses of other stockholders (including beneficial and record owners) known by such stockholder to support the nomination, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders, (G) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (H) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, including any relationships, whether of a personal or business nature, with any of the officers or directors of the Corporation or its subsidiaries that such proposed nominee has or is planning to have.

(e) If a majority of the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board and (b) shall be called by any director on the written request of at least a majority of the Whole Board, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, , a chairman elected by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the Nasdaq Stock Exchange present at the meeting. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees (including special or select committees), each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation, so long as such officers would not constitute executive officers under the U.S. securities laws. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall be elected by two-thirds of the Board members and shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition and financing activities of the Corporation and the selection of outside counsel, subject to the affirmative vote of a majority of the Whole Board to the contrary, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, a chairman elected by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the Nasdaq Stock Exchange present at the meeting shall preside at meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may not be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall be elected by two-thirds of the Board members, and shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board (directors), or the Chief Executive Officer (officers). The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective; provided, however, that the resignation of any officer should be reviewed and accepted by the Board before it becomes effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

EXHIBIT C

NOTICE OF VOLUNTARY DISMISSAL WITHOUT PREJUDICE

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

GIGCAPITAL5, INC., Plaintiff, v. QT IMAGING, INC. and JOHN C. KLOCK, JR. AND CYNTHIA L. KLOCK TRUST DATED 7/27/07, Defendants.	: : : : : : : : : : : : : :	C.A. No. 2023-0911-LWW

NOTICE OF VOLUNTARY DISMISSAL WITHOUT PREJUDICE

PLEASE TAKE NOTICE, pursuant to Court of Chancery Rule 41(a)(1)(i), Plaintiff GigCapital5, Inc. (the “Plaintiff” or “GigCapital5”), by and through its undersigned counsel, hereby voluntarily dismisses the action herein against Defendants, without prejudice.

DATED: September __, 2023	DLA PIPER LLP (US)

/s/ Ronald N. Brown, III

Ronald N. Brown, III (I.D. No. 4831)

Kelly L. Freund (I.D. No. 6280)

Daniel P. Klusman (I.D. No. 6839)

1201 North Market Street, Suite 2100

Wilmington, DE 19801

(302) 468-5700

(302) 394-2341 (Fax)

ronald.brown@us.dlapiper.com

kelly.freund@us.dlapiper.com

daniel.klusman@us.dlapiper.com

Attorneys for Plaintiff

CERTIFICATE OF SERVICE

I, Daniel P. Klusman, hereby certify that on this ____ day of September, 2023, I caused true and correct copies of the foregoing NOTICE OF VOLUNTARY DISMISSAL WITHOUT PREJUDICE to be served upon the foregoing counsel of record in the manner indicated:

VIA FILE & SERVEXPRESS

John A. Sensing
Ryan D. Kinshill
POTTER ANDERSON & CORROON LLP
Hercules Plaza 1313 North Market Street, 6th Floor
Wilmington, DE 19801

/s/ Daniel P. Klusman
Daniel P. Klusman (I.D. No. 6839)